CONSULTING GROUP CAPITAL MARKETS FUNDS
                        AMENDMENT NO. 16
                               TO
                     MASTER TRUST AGREEMENT

     AMENDMENT NO. 16 (the "Amendment") to the Master Trust
Agreement dated April 12, 1991 (the "Agreement") of Consulting
Group Capital Markets Fund (the "Trust"), made as of the 11th day of October, 2005.

                           WITNESSETH:

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended (the "1940 Act"), by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, on September 26, 2005, at a regular meeting of the Board of Trustees, the Trustees voted to authorize the filing of a written amendment to the Agreement with respect to the Trustee retirement and Trustee Emeritus provisions of the Agreement; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 16 to the Agreement; and

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Article III, Section 3.1(i) of the Agreement is hereby deleted in its entirety.

     2. Article III, Section 3.1(j) of the Agreement is hereby renumbered as Article III, Section 3.1(i) of the Agreement and the first sentence of renumbered Article III, Section 3.1(i) is hereby amended in its entirety to read as follows:

          "Section 3.1(i) Trustees Emeritus. An individual who has served as a Trustee for a minimum of ten (10) years and who has reached the age of eighty (80) years of age may be designated by the remaining Trustees as a Trustee Emeritus."

          The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

          IN WITNESS WHEREOF, the undersigned has hereto set her hand as of the day and year first above written.

                              CONSULTING GROUP CAPITAL MARKETS
                              FUNDS

                              By:
                              Name: Barbara J. Allen
                              Title: Assistant Secretary